Profire Energy Reports Financial Results for Third Quarter 2020

LINDON, Utah November 9, 2020 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which engineers, install and services burner and combustions management solutions in the oil and gas and other industries, today reported financial results for its third quarter ending September 30, 2020. A conference call will be held on Tuesday, November 10, 2020 at 1:00 p.m. ET to discuss the results.

Third Quarter Summary
•Recognized revenue of $4.0 million
•Realized gross profit of $1.5 million or 38.0% of total revenues
•Net loss of $1.1 million or ($0.02) per share
•Cash and liquid investments of $17.2 million and remained debt-free
“Our early response to the COVID-19 pandemic has resulted in significant reductions in our operating cost structure and lower G&A expense, all while maintaining our debt-free balance sheet,” said Ryan Oviatt, Co-CEO and CFO of Profire Energy. “These efforts continue to be outweighed by lower demand and global consumption of oil and gas, combined with lower commodity prices due to a supply imbalance in the markets. However, we remain hopeful in our ability to find new and innovative ways to continue to drive long-term shareholder return.”
Third Quarter 2020 Financial Results
Total revenues for the period equaled $4.0 million, compared to $4.4 million in the second quarter of 2020, and $9.9 million in the same period a year ago. The third quarter’s results reflect the continued impact of COVID-19 on consumer demand, as well as a 27% drop in the average oil price during the same period, due in part to excess supply in the market from global producers.

Gross profit was $1.5 million, compared to $2.1 million in the second quarter of 2020 and $5.2 million in the year-ago quarter. Gross margin was 38.0% of revenues, compared to 47.9% of revenues in the previous quarter and 52.2% of revenues in the third quarter of 2019. The sequential gross margin decline was primarily related to product mix and related reserves, and the significant decline in revenue pushed the fixed cost impact on costs of goods and services above historical levels.

Total operating expenses were $2.8 million, compared to $3.2 million in prior quarter and $4.0 million in the same period a year ago. The sequential and year-over-year decrease reflect ongoing cost control measures in response to COVID-19 and the ongoing supply and demand imbalance within the oil markets.

Compared with the same quarter last year, operating expenses for G&A decreased 31%, R&D decreased 32% and depreciation increased by 30%.

Net loss was $1.1 million or ($0.02) per share, compared to a net loss of $808,503, or ($0.02) in the second quarter of 2020, and net income of $921,748 or $0.02 per diluted share in the same quarter last year.

Cash and investments totaled $17.2 million at September 30, 2020 compared to $18.6 million at the end of 2019, and the Company continues to operate debt-free. Capital expenditures for the quarter were $152,000. Working capital as of September 30, 2020 was $22.5 million, compared to $22.9 million at the end of 2019.

“We remain highly focused on building our sales funnel, maintaining and strengthening our customer relationships, and most important, research and development in order to maintain our leading brand awareness and market share,” said Cameron Tidball, Co-CEO of Profire Energy. “We are assessing and analyzing the vast market and opportunity for combustion solutions that reside outside of our traditional market wherein we can leverage our world class burner management systems to serve a more diverse customer base.”

Conference Call
Profire Energy executives will host the call, followed by a question and answer period.

Date: Tuesday, November 10, 2020
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=142279 The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through November 24, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin: 13712689

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s plans to assess opportunities outside of traditional markets. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2020	December 31, 2019
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$7,919,545	$7,358,856
Short-term investments	2,239,256	1,222,053
Short-term investments - other	600,000	2,600,000
Accounts receivable, net	2,397,985	5,597,701
Inventories, net (note 3)	8,780,571	9,571,807
Prepaid expenses and other current assets (note 4)	2,178,682	1,672,422
Income tax receivable	465,828	77,385
Total Current Assets	24,581,867	28,100,224
LONG-TERM ASSETS
Long-term investments	6,450,891	7,399,963
Financing right-of-use asset	61,347	107,991
Property and equipment, net	11,595,366	12,071,019
Intangible assets, net	1,827,553	1,989,782
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	22,514,538	24,148,136
TOTAL ASSETS	$47,096,405	$52,248,360

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$980,601	$2,633,520
Accrued liabilities (note 5)	1,061,515	2,089,391
Current financing lease liability (note 6)	43,024	59,376
Income taxes payable	—	403,092
Total Current Liabilities	2,085,140	5,185,379
LONG-TERM LIABILITIES
Net deferred income tax liability	484,115	439,275
Long-term financing lease liability (note 6)	20,927	52,120
TOTAL LIABILITIES	2,590,182	5,676,774

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 51,371,960 issued and 47,959,582 outstanding at September 30, 2020, and 50,824,355 issued and 47,411,977 outstanding at December 31, 2019	51,371	50,824
Treasury stock, at cost	(5,353,019)	(5,353,019)
Additional paid-in capital	30,208,082	29,584,172
Accumulated other comprehensive loss	(2,873,765)	(2,415,460)
Retained earnings	22,473,554	24,705,069
TOTAL STOCKHOLDERS' EQUITY	44,506,223	46,571,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,096,405	$52,248,360
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES (note 9)
Sales of goods, net	$3,517,280	$9,251,947	$14,377,377	$29,009,837
Sales of services, net	482,826	653,814	1,429,350	1,853,013
Total Revenues	4,000,106	9,905,761	15,806,727	30,862,850

COST OF SALES
Cost of goods sold-product	2,141,888	4,326,335	7,919,959	13,465,989
Cost of goods sold-services	337,795	410,130	1,114,804	1,275,655
Total Cost of Goods Sold	2,479,683	4,736,465	9,034,763	14,741,644

GROSS PROFIT	1,520,423	5,169,296	6,771,964	16,121,206

OPERATING EXPENSES
General and administrative expenses	2,247,614	3,256,023	8,273,925	9,984,251
Research and development	433,800	641,716	1,073,074	1,503,645
Depreciation and amortization expense	168,507	130,105	496,976	357,238
Total Operating Expenses	2,849,921	4,027,844	9,843,975	11,845,134

INCOME (LOSS) FROM OPERATIONS	(1,329,498)	1,141,452	(3,072,011)	4,276,072

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	36,483	34,826	193,938	73,166
Other expense	(48,349)	(2,065)	(49,667)	(3,029)
Interest income	103,364	38,478	255,289	216,068
Total Other Income	91,498	71,239	399,560	286,205

INCOME (LOSS) BEFORE INCOME TAXES	(1,238,000)	1,212,691	(2,672,451)	4,562,277

INCOME TAX BENEFIT (EXPENSE)	180,252	(290,943)	440,936	(986,407)

NET INCOME (LOSS)	$(1,057,748)	$921,748	$(2,231,515)	$3,575,870

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$233,170	$(91,397)	$(336,986)	$160,453
Unrealized gains (losses) on investments	(36,840)	(12,386)	(121,319)	105,861
Total Other Comprehensive Income (Loss)	196,330	(103,783)	(458,305)	266,314

COMPREHENSIVE INCOME (LOSS)	$(861,418)	$817,965	$(2,689,820)	$3,842,184

BASIC EARNINGS (LOSS) PER SHARE (note 10)	$(0.02)	$0.02	$(0.05)	$0.08
FULLY DILUTED EARNINGS (LOSS) PER SHARE (note 10)	$(0.02)	$0.02	$(0.05)	$0.07

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,933,318	47,739,192	47,717,114	47,509,357
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,933,318	48,469,246	47,717,114	48,259,900
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$(2,231,515)	$3,575,870
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	860,028	732,396
Gain on sale of fixed assets	(193,938)	(73,166)
Bad debt expense	182,179	255,943
Stock awards issued for services	351,943	358,270
Changes in operating assets and liabilities:
Accounts receivable	3,404,439	1,244,104
Income taxes receivable/payable	(404,304)	(890,523)
Inventories	714,245	1,711,446
Prepaid expenses	43,099	(586,576)
Deferred tax asset/liability	44,840	219,138
Accounts payable and accrued liabilities	(2,648,339)	855,207
Net Cash Provided by Operating Activities	122,677	7,402,109

INVESTING ACTIVITIES
Proceeds from sale of equipment	16,313	75,310
Sale of investments	1,814,070	2,476,227
Purchase of fixed assets	(1,146,400)	(3,309,191)
Payments for acquisitions, net of cash acquired	—	(4,322,722)
Net Cash Provided by (Used in) Investing Activities	683,983	(5,080,376)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(148,879)	(185,004)
Cash received in exercise of stock options	2,020	8,870
Purchase of treasury stock	—	(2,249,745)
Principal paid towards lease liability	(45,965)	(53,190)
Net Cash Used in Financing Activities	(192,824)	(2,479,069)

Effect of exchange rate changes on cash	(53,147)	(468)

NET CHANGE IN CASH	560,689	(157,804)
CASH AT BEGINNING OF PERIOD	7,358,856	10,101,932
CASH AT END OF PERIOD	$7,919,545	$9,944,128

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$4,946	$4,469
Income taxes	$402,510	$1,793,281
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$419,373	$379,861
Issuance of common stock - Midflow acquisition	$—	$1,020,000
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.